                                                                   EXHIBIT 10.18

                           INDUSTRIAL BUILDING LEASE
                           -------------------------

  This Industrial Building Lease (the "Lease") is made as of the 22nd day of September, 1995, by and between FJM REALTY, INC., an Illinois corporation (hereafter referred to as "Landlord"), and MERKLE-KORFF INDUSTRIES, INC., an Illinois corporation formerly known as MK Holdings, Inc. (successor by merger to Merkle-Korff Industries, Inc.) (hereafter referred to as "Tenant").

1. LEASED PREMISES. Upon and subject to the terms and conditions of this Lease, Landlord hereby leases tO Tenant, and Tenant hereby hires from Landlord, the real property commonly known as 1776 Winthrop Drive, Des Plaines, Illinois, and legally described in Exhibit A, attached hereto and incorporated herein, together with all easements appurtenant thereto and all buildings, improvements and fixtures located thereon (collectively, the "Leased Premises").

2. USE. The Leased Premises shall be used and occupied for the manufacture of low voltage motors and warehouse and office uses related thereto and for no other purposes.

3. LEASE TERM; RENEWAL OPTION. This Lease shall commence on the date first above written (the "Commencement Date") and shall continue through September 30, 2000 (the "Initial Term"). Provided Tenant is not then in default under this Lease, Tenant shall have the option, exercisable by delivery of written notice to Landlord at any time prior to the date which is six (6) months prior to the expiration of the Initial Term or the first Renewal Term (as hereinafter defined), as appropriate, to renew this Lease and extend the Initial Term hereof for two additional periods of five (5) years (each of such five-year periods being a "Renewal Term"), all upon the same terms and conditions as govern the initial Term (including without limitation, the provisions regarding rent set forth in Paragraph 4 below). Any reference in this Lease to the phrase "Lease Term" shall mean both the Initial Term and, if exercised, any Renewal Term. As used herein, the term "Lease Year" shall mean each twelve (12) month period during the Lease Term hereof commencing on October 1 in each year; provided, however, the first Lease Year shall consist of a period of twelve months and eight (8) days commencing on September 23, 1995.

4. BASE RENT.

  (a) Tenant shall pay to Landlord as annual base rent for the Leased Premises the following amounts:

   Lease Year          Base Rent
   ----------          ---------

        1            $240,000.00
        2             244,800.00
        3             249,696.00
        4             254,690.00
        5             259,784.00
        6             264,980.00
        7             270,280.00
        8             275,686.00
        9             281,200.00
        10            286,824.00
        11            292,560.00
        12            298,411.00
        13            304,379.00
        14            310,467.00
        15            316,676.00

  (b) All base rent payments, and all other payments due to Landlord under this Lease, shall be deemed to be rent and shall be made to Landlord at Landlord's address set forth in Paragraph 29 or at such other address as Landlord may designate. Landlord acknowledges receipt of Five Thousand Three Hundred Thirty-Three and 33/100 Dollars ($5,333.33) as base
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rent for the last eight (8) days of September. All other installments of base rent shall be payable in advance on the first day of each month of the Term in lawful money of the United States.

5. [INTENTIONALLY OMITTED.]

6. TAXES AND ASSESSMENTS. Throughout the Lease Term, Tenant shall pay, as and when due, all real property taxes, assessments, special or otherwise, water and sewer rents and charges, and all other charges of every kind and description that may be levied against the Leased Premises, any building or improvement thereon or any use or enjoyment thereof, by any governmental authority. Tenant also shall pay, as and when due, all taxes, license fees and all other charges of every kind and description that may be imposed by any governmental authority on the Tenant's leasehold interest or on any fixtures, equipment, appliances, goods, inventory and any other personal property placed upon the Leased Premises by Tenant. Landlord shall cause all bills relating to the real property taxes to be forwarded to Tenant upon receipt. Tenant shall, upon Landlord's request, deliver to Landlord sufficient receipts or other evidence of payment. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Term, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest as provided in Paragraph 35.

  It is expressly agreed, however, that Tenant shall not be required to pay or discharge any real estate taxes or assessments, either general or special, or other charges for which Tenant, pursuant to the above, may be liable, so long as Tenant shall in good faith contest the same, or the validity thereof, by appropriate legal proceedings that shall operate to prevent the collection of the tax or assessment and the sale of the Leased Premises or any part thereof to satisfy the same. Pending any such legal proceedings Landlord shall not have the right to pay, discharge or remove the tax or assessments thereby contested, provided Tenant shall, prior to the date such tax or assessment is due and payable, have given such reasonable security as may be demanded in writing by Landlord to insure such payment and to prevent any sale or forfeiture of the Leased Premises by reason of such nonpayment not to exceed, however, one and one-half times the amount of any such tax or assessment, including any penalties and/or interest charges thereon imposed by law.

7. UTILITIES. Tenant shall pay, as and when due, all water, sewage, power, heat, gas, electricity, oil and all other utility services used or consumed on the Leased Premises during the Lease Term, such payment to be made directly to the billing utility company.

8. MAINTENANCE, REPAIRS AND ALTERATIONS.

  8.1 CONDITION OF PREMISES. Tenant has accepted the Leased Premises in their physical condition existing as of the Commencement Date and subject to all applicable municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

  8.2 TENANT'S OBLIGATIONS. Tenant shall keep in good order, condition and repair the Leased Premises and every part thereof (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Premises) including, without limiting the generality of the foregoing, the roof, foundation and structural components of the Leased Premises, all plumbing, heating, ventilating, air conditioning, electrical, fire protection, emergency power supply, lighting facilities and equipment within the Leased Premises, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass and skylights located within the Leased Premises, signs and all landscaping, driveways, parking lots, fences, sidewalks and parkways located on/or adjacent to the Leased Premises. Tenant shall procure and maintain, at Tenant's expense, a heating, ventilating and air conditioning system maintenance contract and shall provide Landlord, upon request, with copies of all service reports

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issued by the contractors who perform such maintenance. Tenant shall also procure and maintain, at Tenant's expense, a fire protection and security system.

  8.3 SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Leased Premises to Landlord in the same condition as when received, damage from the elements pursuant to Paragraph 12, or condemnation pursuant to Paragraph 15, alterations, improvements and additions made by Tenant to the Leased Premises pursuant to Paragraph 9, or normal wear and tear excepted, clean and free of debris. Tenant shall repair any damage to the Leased Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

  8.4 LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this Paragraph 8, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Leased Premises after ten (10) days prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of eighteen percent (18 %) per annum (or the maximum rate then allowable by law) shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

  8.5 LANDLORD'S OBLIGATION. It is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Leased Premises nor the buildings located thereon nor the equipment therein, all of which obligations are intended to be that of the Tenant under Paragraph 8.2 hereof.

9. ALTERATIONS, IMPROVEMENTS, ADDITIONS AND REPAIRS.

  (a) Tenant shall, at its sole cost and expense, perform all necessary or desired alterations, improvements, additions and repairs (pursuant to Paragraph
12.2 or Paragraph 12.3) to the Leased Premises (collectively, "Changes"), provided Landlord shall reimburse Tenant for repairs in accordance with Paragraph 12.2 or 12.3, as appropriate. Notwithstanding the foregoing, no structural alterations, improvements or additions, which cost individually and in the aggregate in excess of Ten Thousand and No/100 Dollars ($10,000.00) shall be made to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All work performed by Tenant shall be performed in a first-class and workmanlike manner (and materials furnished shall be of like quality to those in the Leased Premises) at the sole expense of Tenant. Landlord may require that Tenant remove any or all alterations, improvements or additions at the expiration of the Lease Term, and restore the Leased Premises to their prior condition, provided that Landlord conditions its consent to such alterations, improvements or additions on such removal at the end of the Term. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Changes, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements or additions without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

  (b) Any alterations, improvements or additions in, or about the Leased Premises that Tenant shall desire to make and which require the consent of Landlord or any repairs which Tenant is either required to make pursuant to Paragraph 12.2 or elects to make pursuant to Paragraph 12.3 shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant furnishing Landlord, prior to the commencement of Tenant's work (including any repairs) on or delivery of any materials to the Leased Premises, with (i) all necessary permits, licenses, approvals, certificates and authorizations for prosecution and completion of Tenant's work, (ii) sworn Tenant (Owner), contractor and subcontractor affidavits listing all subcontractors and suppliers of materials or labors (iii) certificates of insurance from all contractors and subcontractors, insuring against any and all claims, costs, liabilities and expenses which may arise in connection with work, and (iv) such other documents as may be reasonably requested by Landlord.

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  (c) Landlord reserves the right to inspect and check for liens upon completion of all work. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Leased Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Leased Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in the Leased Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law.
If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Leased Premises, upon the condition that Landlord may require Tenant to furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

  (d) Unless Landlord requires their removal, all alterations, improvements or additions, which may be made to the Leased Premises, shall become the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the term. Notwithstanding the foregoing sentence, Tenant's trade fixtures, furnishings and equipment, other than that which is affixed to the Leased Premises so that it cannot be removed without material damage to the Leased Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 8.3.

10. ASSIGNMENT AND SUBLETTING.

  10.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Leased Premises, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute an immediate material default and breach of this Lease.

  10.2 TENANT AFFILIATE. Notwithstanding the provisions of Paragraph 10.1 hereof, Tenant may assign or sublet the Leased Premises, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

  10.3 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent hereto and such action shall not relieve Tenant of liability under this Lease.

  10.4 ATTORNEYS' FEES FOR CONSENTS. In the event Tenant shall assign or sublet the Leased Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

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11. INSURANCE AND INDEMNITY.

  11.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of Tenant's negligent acts or omissions arising out of its use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than Five Million Dollars ($5,000,000) for injury to or death of one person in any one accident or occurrence and in an amount of not less than Five Million Dollars ($5,000,000) for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000). If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. The policy required by this Paragraph 11.1 shall insure performance by Tenant of the indemnity provisions of this Paragraph 11. The limits of said insurance may be increased from time to time to such greater amounts as Landlord may reasonably hereafter advise Tenant in writing. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

  11.2 PROPERTY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a commercially reasonable policy or policies of insurance covering loss or damage to the Leased Premises, in the amount of the full replacement value thereof, as the same shall be determined by Landlord, in its sole and absolute discretion, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, earthquake, flood (in the event same is required by a lender having a lien on the Leased Premises), and special extended perils ("all risks" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Leased Premises subject to Landlord's obligations pursuant to Paragraph 12 below. Tenant shall obtain and keep in full force during the term of this Lease similar coverage on Tenant's improvements, trade fixtures and equipment to the extent they are not deemed to be part of the Leased Premises under Paragraph 9 hereof. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by two percent (2%) per quarter.

  11.3 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A+ or AAA, or such other rating as may be required by a lender having a lien on the Leased Premises, as set forth in the most current issue of "Best's Insurance Guide". Tenant as delivered to Landlord a certificate evidencing the existence and amounts of such insurance with loss payable clauses as required by this Paragraph 11. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, within thirty (30) days prior to expiration of such policies furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 11.

  11.4 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

  11.5 INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, claims, liabilities, damages, demands, fines, costs and expenses (including reasonable attorneys' fees and expenses) of whatever kind and nature arising from Tenant's use of the Leased Premises, or from the conduct of Tenant's business or from any

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activity, work or things done by Tenant, its agents, invitees, contractors and/or employees in or about the Leased Premises or elsewhere, including, without limitation, those relating to violations or alleged violations of Environmental Laws (as hereinafter defined), and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, invitees, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Leased Premises arising from any cause, except for such damage to property or injury to persons as may be caused by the gross negligence or other wilful tortious conduct of Landlord or its agents or employees, and Tenant hereby waives all claims in respect thereof against Landlord. Nothing herein shall be deemed to require Tenant to indemnify Landlord over, from and against claims arising out of Landlord's gross negligence or wilful act or omission. As used in this Paragraph 11.5 and elsewhere in this Lease, the term "Environmental Laws" shall mean any laws, regulations, rules or directives of any federal, state or local governmental authority presently having jurisdiction over the Leased Premises, including, without limitation, all requirements pursuant to environmental protection laws and regulations (including those relating to the disposal of hazardous substances, solid wastes or liquid wastes and those governing emissions of gaseous matters).

  11.6 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Leased Premises unless caused by the gross negligence or other wilful tortious conduct of Landlord or its agents or employees, nor, unless through its gross negligence or wilful misconduct, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, invitees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the building of which the Leased Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the buildings location on the Leased Premises.

12. DAMAGE OR DESTRUCTION.

     12.1 DEFINITIONS.

  (a) "Leased Premises Partial Damage" shall herein mean damage or destruction to the Leased Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Leased Premises.

  (b) "Leased Premises Total Destruction" shall herein mean damage or destruction to the Leased Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Leased Premises.

  (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event covered by the insurance described in Paragraph 11.

  12.2 PARTIAL DAMAGE--INSURED LOSS. Subject to the provisions of Paragraphs
12.4 and 12.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Leased Premises Partial Damage, then Landlord may at Landlord's option either (i) at Landlord's expense, repair such damage, but not Tenant's

                                      -6-
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fixtures, equipment or tenant improvements unless the same have become a part of the Leased Premises pursuant to Paragraph 8 hereof as soon as reasonably possible, or (ii) require Tenant to repair such damage, provided Landlord pays to Tenant all insurance proceeds payable on account of such Insured Loss and, in either case, this Lease shall continue in full force and effect.

  12.3 TOTAL DESTRUCTION; PARTIAL DAMAGE - UNINSURED LOSS. Subject to the provisions of Paragraphs 12.4 and 12.5, if at any time during the term of this Lease there is damage which either (a) falls within the classification of Leased Premises Total Destruction or (b) is not an Insured Loss and which falls within the classification of Leased Premises Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord except for the payment by Landlord to Tenant of any insurance proceeds payable to Landlord on account of any Insured Loss, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as possible. If Tenant does not give such notice within such ten-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

  12.4 DAMAGE NEAR END OF LEASE TERM. If at any time during the last twelve months of the Lease Term there is damage, whether or not an Insured Loss, which falls within the classification of Leased Premises Partial Damage, Landlord or Tenant may at either party's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within thirty (30) days after the date of occurrence of such damage.

     12.5 ABATEMENT OF BASE RENT; TENANT'S REMEDIES.

  (a) In the event of damage described in Paragraphs 12.2 or 12.3, and Landlord or Tenant repairs or restores the Leased Premises pursuant to the provision of this Paragraph 12, the base rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Leased Premises is impaired which shall be no less than the square footage of the Leased Premises damaged. Except for abatement of base rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

  (b) If Landlord shall be obligated to repair or restore the Leased Premises under the provisions of this Paragraph 12 and shall not commence such repair or restoration within sixty (60) days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

  (c) Notwithstanding the foregoing, provided Tenant has not caused such destruction whether partial or in total and Tenant is not able to utilize any portion of the Leased Premises, base rent shall abate until the Leased Premises can be restored and Tenant regains occupancy. In the event of partial destruction, provided insurance proceeds are sufficient therefor, the Leased Premises shall be restored to Tenant within nine (9) months from the date of occurrence or Tenant, within thirty (30) days after the end of such nine (9) month period may give written notice to Landlord to terminate this Lease.

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  12.6 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 12, any advance rent and any advance payments made by Tenant to Landlord shall be reimbursed to Tenant. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as not theretofore been applied by Landlord.

  12.7 WAIVER. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

13. RIGHT OF FIRST REFUSAL. At all times during the Term, Tenant shall have a right of first refusal to purchase the Leased Premises on the following terms and conditions:

  (a) In the event Landlord receives a third party offer to purchase the Leased Premises and Landlord is willing to accept the offer on the terms and conditions contained therein, it shall, in turn, submit such offer to Tenant in writing prior to accepting such offer. Provided Tenant is not then in default under the Lease, Tenant shall have three (3) business days to elect to purchase the Leased Premises upon the same terms and conditions as stated in the third party offer. In the event Tenant desires to exercise its first right to purchase the Leased Premises, it shall do so by delivering written notice to Landlord of such intention within such three (3) business day period. In the event that the terms and conditions in such offer change, Landlord shall resubmit such offer to Tenant, who shall then have an additional three (3) business days to exercise this right to purchase the Leased Premises upon the new terms and conditions set forth in the revised offer. In the event Tenant elects not to exercise its first right to purchase the Leased Premises, Landlord shall be free to proceed with the sale of the Leased Premises to the third party offeree.

  (b) Title to the Leased Premises shall be conveyed to Tenant by general warranty deed warranting that fee simple indefeasible title to the Leased Premises is good and marketable and free and clear of all liens and encumbrances except (i) taxes and assessments, both general and special, that are a lien but are not then due and payable, (ii) zoning ordinances, if any, (iii) reasonable easements, covenants and restrictions of record as may be approved in writing by Tenant. In addition, Landlord shall at its sole cost and expense, deliver to Tenant as of the date of transfer of title an ALTA Owner's Fee Policy of Title Insurance (the "Title Policy") in the amount of the purchase price and issued by a title company specified by Tenant (the "Title Company") insuring fee simple indefeasible and marketable title to be vested in Tenant subject only to the matters set forth in items (i) through (iii) of this subparagraph (b).

  (c) If the right of first refusal is so exercised, all funds and documents necessary to convey title to the Leased Premises shall be deposited in escrow with the Title Company within ninety (90) days of receipt of Tenant's written notice of its desire to exercise such right (the "Closing Date"). On the condition that the Title Company can and will issue the Title Policy as specified above, the Title Company shall complete the transaction on the Closing Date upon receipt of all funds and documents. If a defect in title appears which is not permitted hereunder, Landlord shall have sixty (60) days after actual notice of such defect to cause such defect to be removed. If the defect is not removed, Tenant shall have the right, at its option, to revoke the exercise of its right of first refusal, whereupon all funds and documents deposited in escrow shall be returned to the depositing party, all escrow fees and other charges incurred in anticipation of transfer of title to Tenant shall be paid or satisfied by Landlord, and this Lease shall continue in accordance with its terms, including the right of first refusal, which may be thereafter re-exercised in anticipation of the defect in title being removed. Notwithstanding anything herein to the contrary, Landlord shall have the unconditional obligation (without necessity of notice from Tenant) to cause to be released of record any mortgage or other lien for the payment of money affecting the Leased Premises.

  (d) The Title Company shall charge Landlord and pay out of escrow the cost of the owner's title insurance policy, any and all costs to cure title defects and one-half of the escrow fee. The Title Company shall charge Tenant the fee for filing the deed and any mortgage for record, the remaining one-half of the escrow fee, the cost of any lender's title insurance policy and the fees relating to any endorsements requested by Tenant and/or any lender of Tenant.

Conveyance tax and transfer fees, if any, shall be borne by the party specified in the applicable statute or ordinance or, in the event the applicable statute or ordinance is silent, such tax and/or fees shall be borne equally by the parties.

14. ESTOPPEL CERTIFICATE.

  (a) Either party shall, at any time upon not less than ten (10) days' prior written notice from the requesting party, execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective and permitted encumbrancer of the Leased Premises.

  (b) A party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party's performance, and
(iii) that not more than one month's rent has been paid in advance and such failure may be considered by Landlord, if Landlord is the requesting party, as a default by Tenant under this Lease.

  (c) If Landlord desires to finance, refinance, or sell the Leased Premises, or any part thereof, Tenant hereby agrees to deliver (not more than once in any 12-month period) to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant and be supplied at no additional cost to Tenant. All such financial statements shall be received by Landlord and such lender in confidence pursuant to such agreement reasonably required by Tenant and shall be used only for the purposes herein set forth.

15. CONDEMNATION. If the whole of the Leased Premises shall be taken, appropriated or condemned for any public or quasi-public use or purpose, or if less than all of the Leased Premises is taken but the remaining portion is not sufficient for the operation of Tenant's business, then the Lease Term shall automatically cease and terminate as of the date Tenant must relinquish possession of the Leased Premises or when title to the Leased Premises vests in the taking authority whichever first occurs, and all rents and other charges paid under this Lease shall be apportioned as of the date of termination.

  If less than all of the Leased Premises shall be taken, appropriated or condemned for any public or quasi-public use or purpose, and the remaining portion not so taken is sufficient for the operation of Tenant's business, Tenant shall continue to use the portion not so taken and there shall be a proportionate reduction in rent.

16. SUBORDINATION.

  (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Leased Premises and any options to renew or purchase shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

  (b) Tenant agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall entitle Landlord to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 16(b).

17. DEFAULTS; REMEDIES.

  17.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

  (a) The vacating or abandonment of the Leased Premises by Tenant.

  (b) The failure to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a default notice pursuant to applicable unlawful detainer statutes, such default notice shall also constitute the notice required by this subparagraph.

  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue, except as otherwise specifically set forth herein, for a period of thirty (30) days after written notice hereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

  (d) (i) The making by Tenant or any guarantor of this Lease of any general arrangement or assignment for the benefit of creditors; (ii) in the event Tenant or any guarantor of this Lease becomes a "debtor" as defined in 11 U.S.C.
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's or any guarantor's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant or any guarantor within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's or any guarantor's assets or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Paragraph 17.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

  (e) The discovery by Landlord that any finnncial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was materially false.

  17.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

  (a) Terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to (i) the cost of recovering possession of the Leased Premises, (ii) expenses of reletting, including reasonably necessary renovation and alteration of the Leased Premises, reasonable attorneys' fees and any leasing commission actually paid, (iii) the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, and (iv) that portion of any leasing commission paid by Landlord applicable to the unexpired term of the Lease.

  (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Leased Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

  17.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage deed of trust covering the Leased Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

  17.4 LATE CHARGES. Tenant hereby acknowledges that the late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the same is due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

  I7.5 IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Tenant under the terms of this Lease, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Landlord, for real property tax and insurance expenses on the Leased Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this paragraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions or this paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property tax and insurance premiums.

18. COMPLIANCE WITH LAW. Tenant shall comply, at its own cost and expense, with all governmental laws, ordinances, rules, regulations, orders or other requirements of all governmental bodies that possess or purport to possess jurisdiction over the Leased Premises and/or Tenant's business at the Leased Premises. including, without limitation, the Americans With Disabilities Act and all Environmental Laws.

19. SIGNAGE. Tenant shall have exclusive signage for the building. This signage shall comply with all local sign ordinances and shall be at the sole cost of Tenant. Both Tenant and Landlord shall mutually agree on signage.

20. RIGHT OF ENTRY. Landlord and its agents shall have the right, upon prior notice and during reasonable times (except in the case of emergencies), to enter the Leased Premises for the purpose of inspecting the same, showing the same to prospective lenders, purchasers or tenants, and making such alterations, improvements or additions to the Leased Premises as Landlord is required or permitted to make pursuant to this Lease.

21. SURRENDER OF LEASED PREMISES. At the expiration of the Lease Term, or upon any earlier termination of this Lease for any reason, Tenant shall surrender tne Leased Premises in broom-clean condition and in the same condition as the Leased Premises were in upon delivery of possession under this Lease, tahng by eminent domain, casualty loss and normal wear and teaf excepted.

22. LOSS OF AND DAMAGE TO PROPERTY OF TENANT AND OTHERS. LANDLORD SHALL not be liable for the loss of or any damage to any property of Tenant or of others located or stored in, upon or about the Leased Premises, whether by theft, vandalism, malicious mischief, unlawful entry or any other cause or reason. Landlord shall not be liable for any loss or damage caused to Tenant's property by other tenants or persons in the Leased Premises, occupants of adjacent property, or the public, or caused by operations in the construction of any private, public or quasi-public work or any .other cause.

23. QUIET ENJOYMENT. Landlord warrants to Tenant, that upon Tenant's paying the rent and all other amounts and charges Tenant is required under this Lease to pay, and upon Tenant's performing and observing all covenants, agreements and conditions of this Lease that Tenant is required to perform and observe, Tenant shall quietly have, hold and enjoy the Leased Premises during the Lease Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord.

24. FORCE MAJEURE. Except for any obligation to pay rent or other charges required under this Lease, if either Landlord or Tenant shall be delayed in or prevented from the performance of any of the terms, covenants and conditions of this Lease, by reason of restrictive governmental laws or regulations, riots, insurrections, war, sabotage, act of God, or any other reason of a similar or dissimilar nature not the fault of the party delayed in or prevented from performance, then performance shall be excused for the period of the delay or prevention of performance and the time for performance shall be extended for an equivalent period.

25. WAIVER. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition of this Lease. Landlord's acceptance of rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease. No term, covenant, or condition of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

26. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties in regard to the Leased Premises . There-are no oral agreements existing between the parties hereto.

27. MODIFICATION OF LEASE. This Lease shall not be modified except in writing signed by both Landlord and Tenant.

28. GOVERNING LAW; SEVERABILIB. This Lease and the rights and obligations of the parties hereto shall be governed, interpreted and regulated by and in accordance with the laws of the state where the Leased Premises are located. without reference to the provisions governing conflicts of laws. If any portion of this Lease should be invalid or held invalid, the remainder of it shall be unaffected and remain in full force and effect.

29. NOTICES. Any notice, demand, request, consent or communication (collectively a "Notice") required or permitted to be given under this Lease shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, or
(iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows:

 (a) If to the Landlord, to:

        FJM REALTY, INC.
        c/o John D. Simms
        611 Edgemont Lane
        Park Ridge, Illinois 60068

in each case with a copy to:

        John L. Eisel
        Mark W. Hianik
        WILDMAN, HARROLD, ALLEN & DIXON
        225 West Wacker Drive
        Chicago, Illinois 60606-1229

(b) If to Tenant, to:

        MERKLE-KORFF INDUSTRIES, INC.
        c/o Jordan Industries, Inc.
        Thomas H. Ouinn,
        President
        ArborLake Centre, Suite 550
        1751 Lake Cook Road
        Deerfield, Illinois 60015

with a copy to:

        G. Robert Fisher
        Michael Van Dyke
        BRYAN CAVE LLP
        3500 One Kansas City Place
        1200 Main Street
        Kansas City, Missouri 64105

or to such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) two (2) business days after the date when deposited with the United States mail properly addressed, or (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

30. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Leased Premises, in the event of any transfer of such title or interest. Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

31. MEMORANDUM OF LEASE. Either Landlord or Tenant shall, upon written request of the other, execute a "short form" or memorandum of this Lease, in recordable form, to evidence of record the leasehold estate created by this Lease and the right of first refusal.

32. SUCCESSORS. The provisions of this Lease shall apply to and be binding upon the heirs, successors, assigns and legal representatives of both Tenant and Landlord, subject to the provisions of Paragraph 10.

33. BROKER. Landlord and Tenant acknowledge and agree that no broker or other agent dealt with or represented either of them in connection with this Lease and each of them do hereby agree to indemnify and hold the other harmless from all against any and all claims made by anyone claiming entitlement to a brokerage commission or other fee on account of this Lease.

34. TIME OF ESSENCE. Time is of the essence in all matters pertaining to this Lease.

35. INTEREST ON PAST-DUE OBLIGATION. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at eighteen percent (18%) per annum or the maximum rate then allowable by law from the date due, whichever is less. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

36. HOLDING OVER. If Tenant, without Landlord's consent, remains in possession of the Leased Premises or any part thereof after the expiration of the Lease Term, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except for base rent which shall be 200 percent (200%) of the base rent in effect at the expiration of the Lease Term.

37. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

38. ATTORNEYS' FEES. In the event either party hereto, its agents and/or employees shall be a party to any litigation commenced by the other party hereto, then the non-prevailing party shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by the prevailing party, its agents and/or employees in successfully enforcing the covenants and agreements of this Lease.

39. AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that she or she is duly authorized to execute and deliver this Lease on behalf of said corporation. Tenant shall, prior to the execution of this Lease, deliver to Landlord certified board of director resolutions or other evidence of such authority satisfactory to Landlord.

40. COUNTERPARTS. This Lease may be executed by the parties hereto at different times, whether before or after the effective date hereof, and at separate locations, whether or not in the presence of the other party hereto. Any copy of this Lease to which the signatures of all parties have been appended shall constitute an original hereof for all purposes. All such copies shall constitute one and the same original, and any one of which shall constitute proof of the terms of this Lease without the necessity of producing any other original copy.

41. LEASEHOLD MORTGAGE.

  41.1 LEASEHOLD MORTGAGEE. Landlord hereby acknowledges that Tenant has advised Landlord that Bankers Trust Company (the "Leasehold Mortgagee") is the mortgagee under a mortgage encumbering Tenant's leasehold interest in the Leased Premises, and as such, is entitled to the benefits contained in this Paragraph 41. All notices to the Leasehold Mortgagee shall be deemed to have been duly given when sent in the manner required hereunder addressed to the Leasehold Mortgagee at One Bankers Trust Plaza, New York, New York 10006. Tennnt acknowledges on its and Leasehold Mortgagee's behalf that Landlord has not reviewed and is not a party to any loan documents between Tenant and the Leasehold Mortgagee and is not obligated to Leasehold Mortgagee for any obligations of Tenant to the Leasehold Mortgage.

  41.2 NOTICES AND DEMANDS. Landlord shall give to the Leasehold Mortgagee a copy of each notice of default by Tenant at the same time and in the same manner as the notice given by Landlord to Tenant, addressed to the Leasehold Mortgagee at its address set forth herein or such other address that Leasehold Mortgagee may have subsequently furnished to Landlord. No notice by Landlord to Tenant under this Lease shall be deemed to have been duly given to the Leasehold Mortgagee in the manner provided in Paragraph 29.

  41.3 RIGHT TO CURE. Subject to the terms of Paragraph 41.5 hereof, the Leasehold Mortgagee shall have a period that shall run concurrently with the cure period afforded to Tenant within which to remedy any default of Tenant hereunder or cause such default to be remedied. The Leasehold Mortgagee shall have the option, as provided herein, but not the obligation, to cure any default it shall promptly after receipt of notice of any such default in accordance with Paragraph 41.2 above and subject to Paragraph 41.5, if the Leasehold Mortgagee shall diligently commence a cure to the default, and continue same without interruption, the Leasehold Mortgagee may reasonably request in writing in order to complete such cure. If the Leasehold Mortgagee agrees to undertake such cure and requires additional time as aforesaid to complete same and thereafter the Leasehold Mortgagee fails to complete such cure and such failure results in additional damage to Landlord, the Leasehold Mortgagee shall indemnify Landlord against loss arising out of such damage.

  41.4 PERFORMANCE OF LEASE BY LEASEHOLD MORTGAGEE. The Leasehold Mortgagee shall to the extent it has the right to do so under its Mortgage, have the right to perform any term, covenant, condition, or agreement and to remedy any default by Tenant under this Lease, and Landlord shall accept such performance by the Leasehold Mortgagee with the same force and effect as if performed by Tenant.

  41.5 CERTAIN DEFAULT. In the event a default by Tenant occurs~in the performance or observance of any term, covenant, condition, or agreement on Tenant's part to be performed under this Lease (other than a term covenant, condition or agreement requiring the payment of a sum of money) which cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Leased Premises (or if such default is of such a nature that the same is not susceptible of being cured by the Leasehold Mortgagee), then Landlord shall not serve a notice of election to terminate this Lease pursuant to the terms of Paragraph 17.2(a), or otherwise terminate the leasehold estate or any other estate, right, title or interest of Tenant hereunder by reason of such default without allowing the Leasehold Mortgagee reasonable time within which:

 (a) In the case of a default which cannot practically be cured by the Leasehold Mortgagee without taking possession of the Leased Premises, to obtain possession of the Leased Premises as mortgagee (through the appointment of a receiver of otherwise), and, upon obtaining possession, to commence promptly and diligently prosecute to completion such action as may be necessary to cure such default. If the Leasehold Mortgagee agrees to undertake such cure and require additional time as aforesaid to complete same and thereafter the Leasehold Mortgagee fails to complete such cure, and such failure results in the direct result of additional damage to Landlord, the Leasehold Mortgagee shall indemnify Landlord against loss arising out of such damage; and

(b) In the case of a default which is not susceptible of being cured by the Leasehold Mortgagee, to commence promptly and diligently prosecute to completion foreclosure proceedings or to acquire Tenant's estate hereunder, either in its own name or through a nominee, by-assignment in lieu of foreclosure. If the Leasehold Mortgagee agrees to undertake such cure and require additional time as aforesaid to complete same and thereafter the Leasehold Mortgagee fails to complete such cure, and such failure results in the direct result of additional damage to Landlord, the Leasehold Mortgagee shall indemnify Landlord against loss arising out of such damage.

  The Leasehold Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee, of the Leased Premises pursuant to clause (i) above, or to continue to prosecute foreclosure proceedings pursuant to clause (ii) above, if and when such default shall be cured. Nothing herein shall preclude Landlord from exercising any of its rights or remedies with respect to any other default by Tenant during any period when Landlord shall be forebearing termination of this Lease as above provided, but in such event the Leasehold Mortgagee shall have all of the rights and protections hereinabove provided for. If the Leasehold Mortgagee, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to Tenant's leasehold estate hereunder, and shall cure all defaults of Tenant hereunder which can be cured by the Leasehold Mortgagee, or by such purchaser, as the case may be, then the defaults of any prior holder of Tenant's leasehold estate or any other estate, right, title or interest hereunder which are not susceptible of being cured by the Leasehold Mortgagee (or by such purchaser) shall no longer be deemed to be defaults hereunder.

  41.6 TERMINATION OF LEASE; NEW LEASE TO LEASEHOLD MORTGAGEE. In the event (i) this Lease is terminated by reason of Tenant's default hereunder, or (ii) this Lease is disaffirmed in the event of Tenant's bankruptcy, then, within ten (10) days after such termination (which~term as used herein shall include a disaffirmance) Landlord shall give notice to the Leasehold Mortgagee that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord, and the Leasehold Mortgagee, by notice to Landlord, thereupon may request Landlord to enter into a new lease of the Leased Premises and Landlord shall enter into a new lease (the "New Lease") with the Leasehold Mortgagee (or its nominee, in which case the New Lease shall be guaranteed by the Leasehold Mortgagee on terms acceptable to Landlord), within 60 days after the giving of such notice by the Leasehold Mortgagee provided that the Leasehold Mortgagee shall have cured or caused to be cured any defaults of Tenant existing at the date of termination. The New Lease shall commence and Rent and all obligations of the Tenant under the New Lease shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated. The New Lease shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and effect immediately prior to the termination of this Lease and shall provide an indemnity of Landlord from the Leasehold Mortgagee against any claims by or on behalf of Tenant as its afffiliates or creditors on account of the New Lease. The New Lease, and this covenant, shall be superior to all rights, liens, estates, titles and interests, other than those to which this Lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything (other than to execute such New Lease as herein provided) to assure to the Leasehold Mortgagee or to the tenant under the New Lease good title to the leasehold estate and the other estates, rights, titles and interests granted thereby. Simultaneously therewith, Landlord shall pay over to the Leasehold Mortgagee all monies on deposit with Landlord, if any, which Tenant would have been entitled to use but for the termination of this Lease for the purposes of and in accordance with the provisions of the New Lease. Each subtenant of space in the Leased Premises whose sublease was in force and effect immediately prior to the delivery of the New Lease shall attorn to the tenant under the New Lease, unless such tenant shall, at its option, elect to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. The Leasehold Mortgagee shall, simultaneously with the delivery of the New Lease, pay to Landlord (1) all rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus
(2) all rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus (3) all costs and expenses, including reasonable attorneys' fees, court costs, and litigation expenses, incurred by Landlord in connection with termination of this Lease, the recovery of possession of the Leased Premises, putting the premises in good condition and repair, and the preparation, execution and delivery of such new lease.

  41.7 ASSIGMNENT. If the Leasehold Mortgagee forecloses upon or otherwise acquires all or part of Tenant's leasehold interest, the transfer to the Leasehold Mortgagee (or any nominee of the Leasehold Mortgagee) shall not require Landlord's consent and the acquiring Leasehold Mortgagee shall be permitted to transfer the acquired interest to a third party upon obtaining Landlord's prior consent thereto, which consent shall not be unreasonably withheld on the condition that such third party is a reputable person or entity of good character and is financially responsible and creditworthy. Upon the transfer to such third party as aforesaid, the Landlord shall be released from all liability for the performance or observance of the covenants and conditions in such lease contained on Tenant's part to be performed and observed from and after the date the assignee shall have assumed such lease.

  41.8 APPLICABILITY OF PROVISIONS. The provision of this Paragraph 41 shall remain in effect only to the extent that the Leasehold Mortgagee holds a mortgage on the Leased Premises.

  IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first ahove written.

                                         LANDLORD:

                                         FJM REALTY, INC.

                                         By: /s/ John D. Simms
                                             -------------------------
                                         Name:   John D. Simms
                                         Title: President

                                         TENANT:

                                         MERKLE-KORFF INDUSTRIES, INC.


                                         By: /s/ Jonathan F. Boucher
                                             -------------------------
                                         Name:   Jonathan F. Boucher
                                               -----------------------
                                         Title:  Vice President
                                                ----------------------

                                   EXHIBIT A
                                   ---------
                               Legal Description
                               -----------------

LOT 8 (EXCEPT THE WEST 30.75 FEET THEREOF) IN ANDERSON MILLER DES PLAINES INDUSTRIAL PARK UNIT NUMBER 3, BEING A RESUBDIVISION OF LOTS 2, 3, 4 AND PART OF THE LOTS 5 AND 6 IN GREWE'S SUBDIVISION OF THAT PART OF THE NORTH WEST FRACTIONAL QUARTER AND THE WEST HALF OF THE WEST HALF OF THE NORTH EAST QUARTER OF SECTION 30, TOWNSHIP 41 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING NORTH OF A LINE 14.70 FEET NORTH OF THE EAST AND WEST CENTER LINE OF THE NORTH HALF OF SAID SECTION (EXCEPT RIGHT OF WAY OF DES PLAINES VALLEY RAILWAY EXCEPT THAT PART TAKEN FOR OAKTON STREET BY DOCUMENT NUMBER 10627381; TOGETHER WITH THE EAST 102 FEET OF LOT 1 AND THAT PART OF LOT 6 LYING NORTHERLY OF A 19 FEET SWITCH TRACK EASEMENT IN GEORGE H. GEIL'S SUBDIVISION OF THAT PART OF THE SOUTH HALF OF THE NORTH HALF AND THE SOUTH 14.70 FEET OF THE NORTH HALF OF THE NORTH HALF OF SECTION 30, TOWNSHIP 41 NORTH, RANGE I2 EAST OF THE THIRD PRINCIPAL MERIDIAN LYING WEST OF THE RIGHT OF WAY OF THE DES PLAINES VALLEY RAILWAY AS SHOWN ON PLAT RECORDED SEPTEMBER lO, 1928 AS DOCUMENT NUMBER 10142179 IN COOK COUNTY, ILLINOIS.

Permanent Index No. 09-30-100-057-0000

Commonly Known As: 1776 Winthrop Drive
                   Des Plaines, Illinois 60018